Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-165013) on form S-8 of our report dated June 25, 2010 appearing in this Annual Report of The Pep Boys Savings Plan for the year ended December 31, 2009.

/s/ ParenteBeard, LLC
Philadelphia, Pennsylvania
June 25, 2010